UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
SCHEDULE 14A	Estimated average burden hours per response... 14

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule §240. 14a-12

JPMorgan Trust I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

SEC 1913 (04-05) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

JP Morgan Trust I
JP Morgan Trust II
245 Park Avenue
New York, NY  10167

Important Proxy
News

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders scheduled for Monday, June 15, 2009, at 245 Park Avenue, New York, New York 10167, at 10:00 a.m. New York time (“Meeting”).  To date, our records indicate that we have not received your vote.

After careful consideration, the Board of Trustees recommends that shareholders vote "FOR" the proposal.  Your vote is important no matter how many shares you own.  We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

If you should have any questions regarding the proposal, or require duplicate proxy materials, please contact Computershare Fund Services at
1-866-963-6135.  Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.

 For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Follow the simple instructions on your proxy card.

2. By Touch-Tone Phone.

Dial the toll-free number found on your proxy card and follow the simple instructions.

3. By Mail.

Simply execute and return the enclosed proxy card in the envelope provided. However, please try to utilize one of the two options above to register your vote, so they may be received in time for the meeting.

If you have already submitted your vote by utilizing one of these methods, then you do not need to take any action.

WE NEED YOUR HELP.  PLEASE SUBMIT YOUR VOTE TODAY!

Z48600-Z48601-F1-EQ